Exhibit 99.1

FOR IMMEDIATE RELEASE

Hospitality Investors Trust Closes $135 Million Initial Investment as Part of a $400 Million Convertible Preferred Commitment from Brookfield

Company has Effectuated its Name Change and Completed its Transition to Self-Management

Strategic Investment from Global Asset Manager with over $250 Billion of Assets Under Management

New York, New York, March 31, 2017 – Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) (“HIT” or the “Company”) announced today that it has closed the initial funding pursuant to the previously announced agreement with an affiliate of Brookfield Strategic Real Estate Partners II, a real estate private equity fund managed by affiliates of Brookfield Asset Management, Inc. (“Brookfield”). Pursuant to this agreement, Brookfield funded $135 million as part of a total investment commitment of up to $400 million in the form of convertible preferred limited partnership units (“Convertible Preferred Units”) of the Company’s operating partnership, re-named Hospitality Investors Trust Operating Partnership, L.P. (the “OP”). The remaining $265 million of Convertible Preferred Units will be issued on a delayed draw basis through February 2019, subject to conditions, with respect to each draw.

Pursuant to a separate agreement, HIT simultaneously terminated its previous external management agreement with American Realty Capital Hospitality Advisors, LLC (the “Advisor”), and is now a self-managed real estate investment trust (“REIT”). As part of this transition to self-management, former employees of the Advisor and its affiliates who had been involved in the day-to-day management of the Company's hotel assets, including all of the Company’s executive officers, have become employees of the Company.

As part of the transaction, Brookfield is afforded certain corporate governance and approval rights over certain activities with respect to the Company, the OP and their subsidiaries. Also, as part of the transaction, the Company’s board of directors has now been increased from four to seven members. Of these seven members: (i) two members have been appointed by Brookfield: Bruce G. Wiles, Chairman of the board of directors, and Lowell G. Baron, both of whom currently hold senior management positions at Brookfield; (ii) two new independent directors have been elected to the board of directors following approval by Brookfield: Edward A. Glickman, Executive Chairman of FG Asset Management and former President and Chief Operating Officer of Pennsylvania REIT, and Stephen P. Joyce, Chief Executive Officer of Choice Hotels International, Inc.; (iii) Stanley R. Perla and Abby M. Wenzel, who are continuing as independent directors of the Company, and (iv) Jonathan P. Mehlman, the Company’s current, long-time President & Chief Executive Officer, who has been elected to the Company’s board of directors for the first time. As part of this reconfiguration, William M. Kahane and Robert H. Burns have resigned from the Company’s board of directors.

Net proceeds (following the payment of fees and expenses) from the $135 million initial issuance of Convertible Preferred Units and subsequent follow-on issuances to which Brookfield has committed to subscribe through February 2019 will be used by HIT for the following purposes: (i) redemption of preferred equity interests held by affiliates of Whitehall, real estate private equity funds sponsored by the Merchant Banking Division of Goldman Sachs, which mature during 2018 and 2019; (ii) repayment of Company debt to affiliates of Summit Hotel Properties, Inc. (“Summit”); (iii) funding of contractual Property Improvement Plans; (iv) the equity portion of the purchase price associated with the acquisition of a seven hotel portfolio representing 651 keys pursuant to the Company’s pending purchase agreement with Summit (“Pending Summit Transaction”); and (v) working capital and other general corporate purposes. In connection with the transaction with Brookfield, the Company has agreed with Summit to extend the closing date for the Pending Summit Transaction until April 27, 2017.

The Pending Summit Transaction calls for HIT to acquire seven hotels for an aggregate purchase price of $66.8 million. These hotels are branded either Marriott International, Hilton Hotels & Resorts or InterContinental Hotels Group and located in Germantown, Tennessee; Ridgeland, Mississippi and Jackson, Mississippi. The transaction will increase the Company’s lodging portfolio to 148 hotels totaling 17,844 keys across 33 states. The Company has previously acquired 16 hotels from Summit for a combined purchase price of $258.4 million.

Jonathan P. Mehlman, President and Chief Executive Officer of HIT, commented, “We are delighted to announce the closing of this initial funding of $135 million with Brookfield as part of its $400 million total commitment to the Company, as well as our transition to a standalone self-managed REIT. Brookfield, a premier global real estate asset manager, represents an ideal strategic capital partner, and we believe an investment of this size speaks to its vision for the opportunities for both HIT and the select-service lodging REIT sector in general. We believe this investment will enable us to continue our focused strategy of acquiring institutional-quality, premium-branded select-service hotel assets that possess strong in-place cash flows and offer upside growth opportunities, with an ultimate emphasis on delivering long-term value to our stockholders.”

Edward T. Hoganson, Chief Financial Officer of HIT, added, “We expect Brookfield’s investment commitment to ensure our ability to complete our property renovations on a timely basis and to close the Summit acquisition, which we believe will enhance our portfolio value. In addition, by addressing our near-term financing needs, we believe the investment should provide the Company with a more sustainable capital structure and an improved debt maturity profile. Moreover, we believe the Company’s transition to self-management will allow us to operate more cost efficiently in better alignment with our peers and enable us to compete head-to-head with them.”

The Convertible Preferred Units are convertible into common units of limited partnership interests in the OP at an initial conversion price of $14.75 per unit, subject to anti-dilution protection, which in turn are redeemable for cash or shares of the Company’s common stock on a one-for-one basis.

Additional details regarding the transaction and the terms of the Convertible Preferred Units and other material terms related to the transaction will be available in the Company's Form 8-K to be filed with the Securities and Exchange Commission today, March 31, 2017.

Jefferies LLC acted as financial advisor and Proskauer Rose LLP acted as legal advisor to the Company. Hentschel & Company acted as financial advisor and Morrison & Foerster LLP acted as legal advisor to the independent directors of the Company’s board of directors. Cleary Gottlieb Steen & Hamilton LLP acted as legal advisor to Brookfield.

About Hospitality Investors Trust

Hospitality Investors Trust is a publicly registered, nontraded REIT. Hospitality Investors Trust’s strategy focuses on acquiring stable, institutional quality and strategically located select-service lodging properties in North America branded by premium national hotel brands. For more information on Hospitality Investors Trust, please contact your financial professional or visit the website: www.HITREIT.com (http://www.hitreit.com).

About Brookfield

Brookfield Asset Management, Inc. is a global alternative asset manager with over $250 billion of assets under management. Brookfield has a history of more than 100 years of owning and operating real assets with a focus on real estate, renewable energy, infrastructure and private equity. Brookfield’s flagship global opportunistic private real estate fund, Brookfield Strategic Real Estate Partners II, closed in April 2016 with total capital commitments of $9 billion.

Important Notice

This press release contains forward-looking statements, and such statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the Company’s ability to obtain additional debt or equity financing to meet its capital needs, pursuant to subsequent purchases of Convertible Preferred Units that may occur through February 2019, which are subject to conditions, or otherwise; risks associated with the Company’s transition to self-management; risks associated with potential conflicts of interest with Brookfield, which may not be resolved in favor of the Company or its stockholders; the Company’s ability to complete the Pending Summit Transaction on the current terms, or at all; changes in interest rates; the effect of general market, real estate market, economic and political conditions, including global credit market conditions; the effect of market conditions that affect all hotel properties and risks common to the hotel industry; the Company’s ability to make scheduled payments on its debt and preferred equity obligations, as well as distributions payable with respect to the Convertible Preferred Units; the degree and nature of the Company’s competition; the availability of qualified personnel to the Company and its property managers, including Crestline Hotels & Resorts, LLC; the Company’s ability to qualify and maintain qualification as a REIT; and other factors, many of which are beyond Company’s control, including other factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 28, 2016, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law

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Tim Cifelli President DDCworks tcifelli@ddcworks.com (484) 342-3600